UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 8, 2025

Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market Street, Ste. 400
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 507-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADSK	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On May 8, 2025 (the “Effective Date”), Autodesk, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, the lenders party thereto (the “Lenders”), and Citibank, N.A. (“Citibank”), as administrative agent, which provides for an unsecured revolving loan facility in the aggregate principal amount of $1,500,000,000. As of the Effective Date, the Company had no outstanding revolving loans under the Credit Agreement. In connection with the effectiveness of the Credit Agreement, the Company terminated its existing Amended and Restated Credit Agreement, dated as of September 30, 2021, as amended, by and among the Company, the lenders party thereto and Citibank, N.A., as administrative agent.

The Credit Agreement permits the Company to increase the commitments for revolving loans thereunder from time to time, but in any case no more than twice per calendar year, up to a maximum aggregate principal amount of $2,000,000,000. Each such increase is subject to the satisfaction of certain customary conditions, including obtaining additional commitments from the lenders then party to the Credit Agreement or new lenders.

The proceeds of the revolving loans under the Credit Agreement may be used by the Company for working capital and general corporate purposes.

Revolving loans under the Credit Agreement may be borrowed, repaid and reborrowed, without premium or penalty (subject to customary breakage costs), until the termination date under the Credit Agreement, at which time all amounts borrowed must be repaid. The scheduled termination date under the Credit Agreement is May 8, 2030, which termination date may be extended with respect to some or all of the commitments under the Credit Agreement subject to certain terms and conditions, including the consent of each Lender holding commitments to be extended.

Revolving loans under the Credit Agreement will bear interest, at the Company’s option, at either (i) a per annum rate equal to the Base Rate (as defined below), or (ii) a term Secured Overnight Financing Rate (“Term SOFR”), plus a margin of between 0.575% and 1.000%, depending on the Company’s Public Debt Rating (as defined in the Credit Agreement). Interest is payable quarterly in arrears with respect to borrowings bearing interest at the Base Rate or on the last day of an interest period, but at least every three months, with respect to borrowings bearing interest at a SOFR rate.

In the Credit Agreement, “Base Rate” means a floating rate per annum equal to the greatest of (A) Citibank’s base lending rate, (B) the federal funds rate plus 0.500% and (C) Term SOFR for a one-month tenor plus 1.00%. A default interest rate shall apply on all obligations during a payment or bankruptcy event of default under the Credit Agreement at a rate per annum equal to 2.000% above the applicable interest rate.

Under the Credit Agreement, the Company will pay to each Lender a facility fee on a quarterly basis based on amounts committed (whether used or unused) under the revolving facility of between 0.050% and 0.125% per annum, depending on the Company’s Public Debt Rating. The Company is also obligated under the Credit Agreement to pay agent fees customary for a credit facility of this size and type.

The Credit Agreement requires the Company to maintain a maximum leverage ratio of Consolidated Covenant Debt to Consolidated EBITDA (each as defined in the Credit Agreement) no greater than 3.50:1.00 during the term of the credit facility, subject to adjustment following the consummation of certain acquisitions up to 4.00:1.00 for up to four consecutive fiscal quarters ending after the consummation of such acquisitions, subject to certain other limitations as set forth in the Credit Agreement. In addition, the Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the ability of the Company and its subsidiaries to, among other things, grant liens on property, enter into certain mergers, dispose of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, materially change their business and incur subsidiary indebtedness, in each case, subject to customary exceptions for a credit facility of this size and type.

The Credit Agreement includes customary events of default that include, among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of covenants, cross default to certain other indebtedness, bankruptcy and insolvency events, material judgments, change of control and certain material ERISA events, in each case, subject to thresholds and cure periods as set forth in the Credit Agreement. Upon the occurrence and during the continuance of an event of default, the Lenders may terminate their commitments and accelerate the Company’s obligations under the Credit Agreement and may exercise certain other rights and remedies provided for under the Credit Agreement and applicable law.

Citibank, the Lenders, and certain of their respective affiliates have provided, and in the future may provide, financial, banking and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services.

The Credit Agreement is attached hereto as Exhibit 10.1. The above description does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated May 8, 2025, by and among Autodesk, Inc., the lenders party thereto, and Citibank, N.A., as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By: /s/ STEPHEN W. HOPE
Stephen W. Hope Senior Vice President and Chief Accounting Officer Officer (Principal Accounting Officer)

Date:  May 8, 2025